Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 10th day of August, 2026.

InspectionTech Holdings LP

By: Stellex Partners III LP, its general partner
By: Stellex Management Partners A LP, its general partner
By: Stellex Management Partners A LLC, its general partner

By:	/s/ Michael David Stewart
Name:	Michael David Stewart
Title:	Managing Member

Stellex Partners III LP

By: Stellex Management Partners A LP, its general partner
By: Stellex Management Partners A LLC, its general partner

By:	/s/ Michael David Stewart
Name:	Michael David Stewart
Title:	Managing Member

Stellex Management Partners A LP

By: Stellex Management Partners A LLC, its general partner

By:	/s/ Michael David Stewart
Name:	Michael David Stewart
Title:	Managing Member

Stellex Management Partners A LLC

By:	/s/ Michael David Stewart
Name:	Michael David Stewart
Title:	Managing Member

Michael David Stewart

/s/ Michael David Stewart

Raymond Alston Whiteman

/s/ Raymond Alston Whiteman